UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/14/2004

ProQuest Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-3246

DE	36-3580106
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 North Zeeb Road, Ann Arbor, MI 48103
(Address of Principal Executive Offices, Including Zip Code)

734.761.4700
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 14, 2004, ProQuest Company (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), with VEL Acquisition Corp., an indirect, wholly-owned subsidiary of the Company ("Merger Sub"), Voyager Expanded Learning, Inc. ("Voyager") and R. Best Associates, Inc. (the "Shareholders' Representative"), pursuant to which VEL Acquisition Corp. would be merged with and into Voyager (the "Merger"). All of the shares of Voyager's common stock will be converted into the merger consideration described below.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Merger may not be consummated until the parties have furnished Notification and Report forms to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and observed the applicable waiting period. The Company and Voyager will file the necessary forms and will ask for early termination or expiration of the applicable waiting period.

Under the Merger Agreement, the Company will acquire all of the outstanding ownership interests in Voyager. The total compensation paid by the Company for all outstanding shares of Voyager on a fully diluted basis will be $360,000,000, comprised of $340,000,000 in cash and $20,000,000 in restricted common stock of the Company. The restricted common stock of the Company will be issued solely to shareholders of Voyager who certify to the Company that they constitute accredited investors as defined under Regulation D of the Securities Act of 1933, as amended. The Company does not plan to register the restricted common stock to be issued in the Merger. Voyager shareholders who are not "accredited investors" will receive only cash merger consideration.

The aggregate purchase price will be reduced by the outstanding indebtedness of Voyager at the closing date, the amounts contributed to the escrow fund described below, Company expenses incurred in connection with the Merger, any bonuses or other amounts to be paid by the Company to its employees or consultants as a result of the Merger, certain amounts payable to holders of options that are outstanding as of the closing date and certain amounts payable to Voyager shareholders who assert dissenter's rights in connection with the Merger.

In addition to the Merger consideration described above, the Company has agreed to pay an additional $20,000,000 in the aggregate to the shareholders of Voyager, on a fully diluted basis, based upon the surviving company's revenue performance during the period from April 1, 2005 through March 31, 2006.

The Company plans to finance its acquisition of Voyager by increasing its outstanding indebtedness. Under the Merger Agreement, the Company has agreed not to enter into any material transaction that is reasonably expected to impair, delay, or prevent these financing arrangements from being completed. The Company may delay funding the financing arrangements until January 31, 2005, in order to seek alternative funding. The Company's obligation to complete the Merger is subject to the debt financing contemplated by the Company's financing commitments being funded on substantially the same terms as in the financing commitments.

Approximately $38,000,000 of the Merger consideration will be deposited into an escrow fund to satisfy any working capital adjustments, indemnification obligations of the shareholders of Voyager under the Merger Agreement and the fees and expenses of the shareholders' representative ("Claims"). The amount of the escrow fund may be increased based upon the number of shareholders that exercise their dissenter's rights, if any. The escrow fund will be distributed to shareholders of Voyager if such funds are not needed to satisfy such Claims as part of the consideration. $7,000,000 will be deposited to satisfy any post-closing adjustment to the purchase price based on the amount of Voyager's working capital at the closing of the Merger compared to a baseline working capital amount (the "Working Capital Holdback"). $29,000,000 will be deposited to satisfy any post-closing claims for indemnification by the Company and its affiliates (the "Indemnification Holdback").

The Merger Agreement contains representations and warranties customary for transactions of this type. The representations and warranties of each of the parties survive the closing of the Merger and remain operative until March 31, 2006. The Indemnification Holdback may be drawn against by the Company and Merger Sub for losses based upon, attributable to or resulting from the breach or failure of Voyager's representations or warranties to be true and correct, for losses based upon, attributable to or resulting from the breach or failure of any covenant or other agreement on the part of the Company and for losses due to the assertion of dissenter's rights by Voyager shareholders. No claims can be made against the holdback until claims totaling $1,000,000 have been made (except with respect to losses related to the assertion of dissenter's rights). Once this deductible has been reached, the entire holdback is available for indemnification. Claims for indemnification by the Company and Merger Sub are limited to the amount of the Indemnification Holdback (except in cases of fraud).

Similarly, Voyager's former shareholders may seek indemnification from the Company and Merger Sub for losses based upon, attributable to or resulting from the breach or failure of the Company's and Merger Sub's representations or warranties to be true and correct and for losses based upon, attributable to or resulting from the breach or failure of any covenant or other agreement on the part of the Company. No claims may be made until claims totaling $1,000,000 have been made, and the indemnification of former Voyager shareholders is limited to $5,000,000 in the aggregate (except in cases of fraud).

The Merger Agreement and the Merger must be approved by the shareholders of Voyager at a special meeting to be called by Voyager which shall occur no later than January 10, 2005. The Merger Agreement provides that the board of directors of Voyager will recommend that the Voyager shareholders approve the Merger Agreement and the Merger. It is a condition to the consummation of the Merger that not less than 95% of Voyager's outstanding common stock be precluded from exercising dissenter's rights of appraisal under Texas law.

The Merger Agreement will be attached as an exhibit to the Company's Annual Report on Form 10-K for the Year Ended January 1, 2005.

Item 7.01.    Regulation FD Disclosure

On December 14, 2004, the Company filed a press release announcing ProQuest's definitive merger agreement to acquire Voyager Expanded Learning, Inc. A copy of the press release is attached as Exhibit 99.1.

On December 14, 2004, the Company held a conference call to discuss the acquisition of Voyager Expanded Learning, Inc. A copy of the transcript of this call is attached as Exhibit 99.2

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 14, 2004 by ProQuest Company, announcing the merger agreement with Voyager Expanded Learning, Inc.

99.2 Transcript of ProQuest Company's December 14, 2004 Conference Call regarding the merger agreement with Voyager Expanded Learning, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ProQuest Company

Date: December 17, 2004.	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 14, 2004 by ProQuest Company, announcing the merger agreement with Voyager Expanded Learning, Inc.
EX-99.2	Transcript of ProQuest Company's December 14, 2004 Conference Call regarding the merger agreement with Voyager Expanded Learning, Inc.